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                                   EXHIBIT 23


                  CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-20881) of Ralcorp Holdings, Inc. of our report dated June 20, 1997 appearing on page 11 of the Ralcorp Holdings, Inc. Savings Investment Plan's Annual Report on Form 11-K for the Plan year ended December 31, 1996.






PRICE WATERHOUSE LLP
St. Louis, Missouri

June 27, 1997